Exhibit 10.116

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is dated as of April 19, 2023 and is entered into, on one side, by Jingoli Power, LLC (“JPOW”) and, on the other side, by Orbital Infrastructure Group, Inc. f/k/a Orbital Energy Group, Inc. (“OIG”) and Orbital Solar Services, L.L.C. (“OSS”),. (JPOW, OIG and OSS are collectively hereinafter referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, OSS is a wholly owned subsidiary of OIG;

WHEREAS, Front Line is a wholly owned subsidiary of OIG;

WHEREAS, Gibson Technical is a wholly owned subsidiary of OIG;

WHEREAS, OSS and JPOW are parties to an October 19, 2021 Joint Venture Agreement (“Joint Venture Agreement”), as amended, pursuant to which OSS and JPOW formed OSS-JPOW Solar Services, LLC (“Joint Venture”) for the purpose of the engineering, procurement, and construction of two photovoltaic solar energy projects;

WHEREAS, the projects are known as the Black Bear solar project in Montgomery County, Alabama (“Black Bear Project”) and the Happy Solar project in Searcy, Arkansas (“Happy Solar Project”);

WHEREAS, on October 19, 2021, concomitantly with the execution of the Joint Venture Agreement, and attached as Exhibit A to the Joint Venture Agreement, OIG executed a Guarantee in favor of JPOW;

WHEREAS, JPOW is the “Beneficiary,” as the term is defined in the Guarantee, of the Guarantee;

WHEREAS, OIG is the “Guarantor,” as the term is defined in the Guarantee, of the Guarantee;

WHEREAS, the preamble to the Guarantee identifies the reason for execution of the Guarantee by OIG as follows:

“Guarantor enters into this Guarantee in consideration of, and as an inducement for, Beneficiary entering into that certain Joint Venture Agreement with Orbital Solar Services, L.L.C. (“OSS”) dated October 19, 2021 (the “Joint Venture Agreement”) to pursue, among other things, the Turnkey Engineering, Procurement and Construction Agreement Program Management Contract for a 100.00 MW AC (132.24 MW DC) photovoltaic solar energy project located in Montgomery County, Alabama (the “Black Bear Solar Project”) dated as October 25, 2021 by and between Black Bear Alabama Solar 1, LLC (“Owner”) and OSS-JPOW Solar Services, LLC (“Company”) (the “Black Bear Solar EPC Agreement”), (such contract, including the Exhibits thereto, all amendments, modifications and supplements thereto and/or any of such Exhibits, and all Change Orders (as defined therein), the “Contract”). Guarantor derives substantial direct and/or indirect benefit from the Contract and the Joint Venture Agreement and hereby acknowledges the same.”

WHEREAS, under the Guarantee:

“Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Beneficiary, as primary obligor and not as a surety: (a) the prompt and complete payment in immediately available funds in United States dollars when due the two million dollar ($2,000,000) Black Bear Solar project fee owed to Beneficiary by the Company pursuant to the Joint Venture Agreement (the “Project Fee”), and (b) the timely and complete performance when due by the Company (whether or not subcontracted) to, or for the benefit of, Owner in connection with the Contract (including, without limitation, performance of the Work (as defined in the Contract), whether or not subcontracted, including all warranty obligations, payment of liquidated and other damages, indemnity amounts, interest and collection and enforcement costs as provided in the Contract, and payment of all collection costs and documented, out-of-pocket legal and other fees and expenses incurred by Beneficiary in enforcing the obligations under this Guarantee (such costs, fees and expenses collectively, “Enforcement Costs”).”

WHEREAS, disputes have arisen between JPOW and OSS under the Joint Venture Agreement in connection with both the Black Bear Project and the Happy Solar Project;

WHEREAS, the Parties have negotiated a resolution of these disputes conditioned upon (i) the execution by OSS and OIG of that certain promissory note attached hereto as Exhibit A and (ii) the payment by OSS and/or OIG to JPOW of certain sums as more particularly set forth below.

AGREEMENT

NOW THEREFORE, based on the above Recitals, which are expressly incorporated into this Agreement, intending to be legally bound, and in consideration of the mutual terms, conditions, and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Settlement Consideration and Conditions

a) OSS and OIG recognize and acknowledge their joint and several liability to JPOW of Thirty-Four Million ($34,000,000.00) for damages and costs suffered by JPOW arising out of OSS and OIG’s failure to perform under the terms of the Joint Venture Agreement and the Guarantee, and JPOW’s resultant efforts to construct and to complete the Black Bear Project and the Happy Solar Project. (This compromise amount of Thirty-Four Million ($34,000,000.00) is hereinafter referred to as the “Settlement Amount”);

b) JPOW agrees that, contingent upon JPOW being paid the entire Settlement Amount by OSS and/or OIG in accordance with the terms of this Agreement and the Note, JPOW will bear all such costs, including future costs, to construct and to complete the Black Bear Project and the Happy Solar Project, including the risk of the assessment of liquidated damages by the owner against the Joint Venture on the Black Bear Project and on the Happy Solar Project and the expense of addressing and resolving warranty claims from the owners which may arise subsequent to final completion of the Black Bear Project and the Happy Solar Project;

c) OSS and OIG have proposed that the Settlement Amount be obtained in whole or in part from the proceeds of the sale of its wholly owned subsidiaries Front Line and Gibson, which sale or sales OIG anticipates will be consummated by June 30, 2023;

d) The obligation of OSS and OIG to pay to JPOW the Settlement Amount is memorialized in a Promissory Note to be executed by OSS and OIG, substantially in the form attached hereto as Exhibit A; and

e) JPOW agrees to forebear on initiating legal action until August 1, 2023. If OSS and OIG fail to make payment of the Settlement Amount by August 1, 2023, JPOW shall have the right to pursue its available legal remedies against OIG and OSS up to the full amount of the Settlement Amount plus interest and costs; and

f) OIG agrees to keep JPOW informed, on at least a bi-weekly basis, concerning its efforts to sell both Front Line and Gibson including providing to JPOW information on sales offerings, sales terms, offers to buy, deal terms, and the timing of closing on any transaction by which Front Line and/or Gibson and/or any of the subsidiaries’ assets are sold, other than in the normal course of business.

2. Mutual Releases

Upon JPOW’s receipt of the fully executed Promissory Note and this Settlement Agreement, the Parties individually and on behalf of their affiliates, parents, subsidiaries, directors, officers, shareholders, partners, members, employees, servants, agents, attorneys, representatives, heirs, executors, successors, and assigns, do hereby mutually release, remise, and forever discharge each other and the other’s affiliates, parents, subsidiaries, directors, officers, shareholders, partners, members, employees, servants, attorneys, representatives, and successors from all actions, causes of action, claims, liabilities, contractual obligations, and demands whatsoever, known or unknown, at law, in equity, or otherwise, relating to the Black Bear Project, the Happy Solar Project, the Joint Venture Agreement and the Guarantee other than enforcement of the Promissory Note. Upon JPOW’s receipt of the fully executed Promissory Note and this Settlement Agreement, JPOW does hereby release, remise, and forever discharge Jim O’Neill personally from all actions, causes of action, claims, liabilities, contractual obligations, and demands whatsoever, known or unknown, at law, in equity, or otherwise, relating to the Black Bear Project, the Happy Solar Project, the Joint Venture Agreement and the Guarantee.

3. Duty of Cooperation

Notwithstanding anything to the contrary in this Agreement, the Parties shall have a continuing obligation to cooperate with one another as per the status quo in the completion of the Black Bear Project and the Happy Solar Project, the operations of the Joint Venture (including but not limited to ministerial tasks such as the filing of tax returns), the defense of claims against the Joint Venture (i.e., Jingoli providing defense counsel and OSS providing support in the form of documentation and witness testimony), JPOW’s surety (extant and future claims), and the ultimate wind down of the operations of the Joint Venture once its purpose for existence has ceased.

4. Party Authorizations

Each Party represents and warrants to the other Parties that it has taken all actions on its part necessary for the authorization, execution, and delivery of this Agreement.

5. Attorneys’ Fees and Costs

In any action or suit by either Party to this Agreement against another Party or Parties to this Agreement arising out of, or relating to, this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall be entitled to have and recover from the other Party or Parties to the action or suit the prevailing Party’s reasonable attorneys’ fees and all costs and expenses including, without limitation, those of expert witnesses in the action.

6. Waiver

No breach of any provision of this Agreement can be waived unless done in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provisions of this Agreement.

7. Entire Agreement; Amendment; Draftsperson

This Agreement contains the entire agreement and understanding of the Parties concerning the matters set forth herein. No other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, respecting such matters, which are not specifically incorporated or referred to herein, shall be deemed to exist or bind any of the Parties hereto. Each Party acknowledges that it has not executed this Agreement in reliance on any such other promise, representation, or warranty. This Agreement may only be amended by way of a writing signed by all Parties. This Agreement shall be considered to be the result of drafting and composition by all Parties, and no Party shall be considered to be its draftsperson.

8. Governing Law; Jurisdiction

Interpretation and enforcement of this Agreement shall be governed by the substantive and procedural laws of the State of New York, notwithstanding its rules for conflict of laws. Any action to enforce this Agreement shall only be brought in Manhattan, New York.

9. Counterparts and PDF Signatures

This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as the original instrument and as if all the Parties to the counterparts had signed the same instrument. Further, the signature pages of this Agreement may be transmitted by PDF, and signatures transmitted by PDF shall have the same force and effect as original signatures.

10. No Admission of Liability

This Agreement does not constitute an admission of liability or fault by any party regarding any fact, claim, allegation, issue of law or violation of law; nor will compliance with the Agreement constitute or be deemed an admission by any party of any fact, claim, allegation, issue of law or violation of law.

IN WITNESS WHEREOF and intending to be legally bound, the Parties, by their authorized representatives, have executed this Agreement under seal as of the date indicated above.

JINGOLI POWER, LLC

By: ______________________ (SEAL)

Name: Karl D. Miller

Title: CEO

Date: 04/25/2023

ORBITAL INFRASTRUCTURE GROUP f/k/a ORBITAL ENERGY GROUP, INC.

By: DocuSigned by: 96E76C3195BC41B... (SEAL)

Name: James O'Neil

Title: Vice-Chairman & CEO

Date: 4/28/2023

ORBITAL SOLAR SERVICES, L.L.C.

By: DocuSigned by: 96E76C3195BC41B... (SEAL)

Name: James O'Neil

Title: Vice-Chairman & CEO

Date: 4/28/2023